EXHIBIT 10(xvii)

NDCHEALTH CORPORATION

2004 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

NDCHEALTH CORPORATION

2004 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

ARTICLE 1 PURPOSE	1
1.1 Purpose	1
1.2 Eligibility	1
ARTICLE 2 DEFINITIONS	1
2.1 Definitions	1
ARTICLE 3 ADMINISTRATION	3
3.1 Administration	3
3.2 Reliance	3
3.3 Indemnification	3
ARTICLE 4 SHARES	4
4.1 Source of Shares for the Plan	4
ARTICLE 5 CASH COMPENSATION	4
5.1 Base Annual Retainer	4
5.2 Supplemental Annual Retainer	4
5.3 Meeting Fees	5
5.4 Travel Expense Reimbursement	5
5.5 Insurance	5
ARTICLE 6 EQUITY COMPENSATION	6
6.1 Annual Grant of Restricted Stock Units	6
6.2 Vesting	6
6.3 Conversion to Common Stock	6
6.4 Restrictions on Transfer	6
6.5 Rights as Stockholder	6
6.6 Award Agreements	6
ARTICLE 7 DEFERRAL OF COMPENSATION	7
7.1 Election to Defer Annual Retainer	7
7.2 Election to Defer Settlement of Restricted Stock Units	8
7.3 Restrictions on Transfer	8
7.4 Rights as Stockholder	9
7.5 Award Agreements	9
ARTICLE 8 STOCK OWNERSHIP AND RETENTION	9
8.1 Stock Ownership Guidelines	9
8.2 Stock Retention Ratio	9
ARTICLE 9 AMENDMENT, MODIFICATION AND TERMINATION	9
9.1 Amendment, Modification and Termination	9
ARTICLE 10 GENERAL PROVISIONS	10
10.1 Adjustments	10
10.2 Duration of the Plan	10
10.3 Expenses of the Plan	10
10.4 Status of the Plan	10
10.5 Effective Date	10

NDCHEALTH CORPORATION

2004 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

ARTICLE 1

PURPOSE

1.1. PURPOSE. The purpose of the NDCHealth Corporation 2004 Non-Employee Directors Compensation Plan is to attract, retain and compensate highly-qualified individuals who are not employees of NDCHealth Corporation or any of its subsidiaries or affiliates for service as members of the Board by providing them with competitive compensation and an ownership interest in the Common Stock of the Company. The Company intends that the Plan will benefit the Company and its stockholders by allowing Non-Employee Directors to have a personal financial stake in the Company through an ownership interest in the Common Stock and will closely associate the interests of Non-Employee Directors with that of the Company’s stockholders. This Plan supercedes the NDCHealth Corporation 2002 Non-Employee Directors Compensation Plan.

1.2. ELIGIBILITY. Non-Employee Directors of the Company who are Eligible Participants, as defined below, shall automatically be participants in the Plan.

ARTICLE 2

DEFINITIONS

2.1. DEFINITIONS. Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

“Annual Retainer” means the Base Annual Retainer and the Supplemental Annual Retainers.

“Base Annual Retainer” means the annual retainer (excluding meeting fees and expenses) payable by the Company to a Non-Employee Director pursuant to Section 5.1 hereof for service as a director of the Company (i.e., excluding any Supplemental Annual Retainer), as such amount may be changed from time to time.

“Board” means the Board of Directors of the Company.

“Common Stock” means the common stock, par value $0.125 per share, of the Company.

“Company” means NDCHealth Corporation, a Delaware corporation.

“Deferred Stock Units” represent the right to receive shares of Common Stock on a designated future date or dates, as provided in Article 7 of the Plan. Each Deferred Stock Unit represents the right to receive one share of Common Stock in the future.

“Disability” means any illness or other physical or mental condition of a Non-Employee Director that renders him or her incapable of performing as a director of the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Board, is permanent and continuous in nature. The Board may require such medical or other evidence as it deems necessary to judge the nature and permanency of a Non-Employee Director’s condition.

“Effective Date” has the meaning set forth in Section 10.5 of the Plan.

“Election Form” means a form approved by the Board pursuant to which a Non-Employee Director elects to defer some or all of his or her Annual Retainer or settlement of Restricted Stock Units, as provided in Article 7 hereof.

“Eligible Participant” means any person who is a Non-Employee Director on the Effective Date or becomes a Non-Employee Director while this Plan is in effect; except that during any period a director is prohibited from participating in the Plan by his or her employer or otherwise waives participation in the Plan, such director shall not be an Eligible Participant.

“Fair Market Value”, on any date, has the meaning given such term in the LTIP.

“Lead Director” means the Non-Employee Director who has been designated by the Board as the Lead Director for the Plan Year in question. The Board may change the designation of Lead Director from time to time.

“LTIP” means the NDCHealth Corporation Amended and Restated 2000 Long-Term Incentive Plan, or any subsequent equity compensation plan approved by the Company’s stockholders Board and designated as the LTIP for purposes of this Plan.

“Non-Employee Director” means a director of the Company who is not an employee of the Company or of any of its subsidiaries or affiliates.

“Plan” means this NDCHealth Corporation 2004 Non-Employee Directors Compensation Plan, as amended from time to time.

“Plan Year” means the twelve-month period ending on May 31 of each year which, for purposes of the Plan, is the period for which Annual Retainers are earned.

“Restricted Stock Units” represent the right to receive shares of Common Stock at a designated future date and after the applicable restrictions have expired, as provided in Article 6 of the Plan. Each Restricted Stock Unit represents the right to receive one share of Common Stock in the future.

“Retirement” means retirement of the director in accordance with the provisions of the Company’s bylaws as in effect from time to time, or the failure to be re-elected or re-nominated as a director.

“Supplemental Annual Retainer” means the annual retainer (excluding meeting fees and expenses) payable by the Company to a Non-Employee Director pursuant to Section 5.2 hereof for service as Lead Director or as a chair or member of a committee of the Board, as such amount may be changed from time to time.

ARTICLE 3

ADMINISTRATION

3.1. ADMINISTRATION. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The Board’s interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding upon all parties concerned including the Company, its stockholders and persons granted awards under the Plan. The Board may appoint a plan administrator to carry out the ministerial functions of the Plan, but the administrator shall have no other authority or powers of the Board.

3.2. RELIANCE. In administering the Plan, the Board may rely upon any information furnished by the Company, its public accountants and other experts. No individual will have personal liability by reason of anything done or omitted to be done by the Company or the Board in connection with the Plan. This limitation of liability shall not be exclusive of any other limitation of liability to which any such person may be entitled under the Company’s certificate of incorporation or otherwise.

3.3. INDEMNIFICATION. Each person who is or has been a member of the Board or who otherwise participates in the administration or operation of this Plan shall be indemnified by the Company against, and held harmless from, any loss, cost, liability or expense that may be imposed upon or incurred by him or her in connection with or resulting from any claim, action, suit or proceeding in which such person may be involved by reason of any action taken or failure to act under the Plan and shall be fully reimbursed by the Company for any and all amounts paid by such person in satisfaction of judgment against him or her in any such action, suit or proceeding, provided he or she will give the Company an opportunity, by written notice to the Board, to defend the same at the Company’s own expense before he or she undertakes to defend it on his or her own behalf. This right of indemnification shall not be exclusive of any other rights of indemnification to which any such person may be entitled under the Company’s certificate of incorporation, bylaws, contract or Delaware law.

ARTICLE 4

SHARES

4.1. SOURCE OF SHARES FOR THE PLAN. The Restricted Stock Units, Deferred Stock Units and shares of Common Stock that may be issued pursuant to the Plan shall be issued under the LTIP, subject to all of the terms and conditions of the LTIP. The terms contained in the LTIP are incorporated into and made a part of this Plan with respect to Restricted Stock Units or Deferred Stock Units granted pursuant hereto and any such awards shall be governed by and construed in accordance with the LTIP. In the event of any actual or alleged conflict between the provisions of the LTIP and the provisions of this Plan, the provisions of the LTIP shall be controlling and determinative. This Plan does not constitute a separate source of shares for the grant of the equity awards described herein.

ARTICLE 5

CASH COMPENSATION

5.1. BASE ANNUAL RETAINER. Each Eligible Participant shall be paid a Base Annual Retainer for service as a director during each Plan Year. The amount of the Base Annual Retainer shall be established from time to time by the Board. Until changed by the Board, the Base Annual Retainer shall be $25,000 for each Non-Employee Director. A pro-rata Base Annual Retainer will be paid to any Eligible Participant who joins the Board on a date other than the beginning of a Plan Year, based on the number of full months between the date such Non-Employee Director joined the Board and the following June 1. For example, an Eligible Participant joining the Board on February 3 would be entitled to three twelfths (3/12) of the normal Base Annual Retainer for such partial Plan Year of service.

5.2. SUPPLEMENTAL ANNUAL RETAINER.

(a) Supplemental Annual Retainer for Committee Service. Any Non-Employee Director who serves as the chair or member of a committee of the Board shall be paid a Supplemental Annual Retainer, payable at the same time as the Base Annual Retainer is paid. The amount of the Supplemental Annual Retainer shall be established from time to time by the Board. Until changed by the Board, the Supplemental Annual Retainer for a full Plan Year shall be as follows:

Committee	Chair	Non-Chair Member

Audit Committee	$20,000	$10,000

Compensation Committee	$15,000	$7,500

Governance and Nominating Committee	$10,000	$5,000

A prorata Supplemental Annual Retainer will be paid to any Non-Employee Director who becomes the chair or member of a committee of the Board on a date other than the beginning of a Plan Year, based on the number of full calendar months served in such position during the Plan Year.

(b) Supplemental Annual Retainer for Service as Lead Director. In addition to the Base Annual Retainer and any Supplemental Annual Retainer for service on a committee, the Lead Director shall be paid an additional Supplemental Annual Retainer for service as Lead Director during each Plan Year, payable at the same time as the Base Annual Retainer is paid. The amount of such Supplemental Annual Retainer shall be established from time to time by the Board. Until changed by the Board, the special additional Supplemental Annual Retainer for the Lead Director for a full Plan Year shall be $40,000. A prorata payment will be paid to any Non-Employee Director who becomes the Lead Director on a date other than the beginning of a Plan Year, based on the number of full calendar months served in such position during the Plan Year.

The Lead Director may elect to defer this additional Supplemental Annual Retainer in the form of Deferred Stock Units as provided in Section 7.1. If not so deferred, one half of such Supplemental Annual Retainer shall be paid in cash and one-half in unrestricted shares of Common Stock, based on the Fair Market Value per share of the Common Stock on June 1 of the applicable Plan Year.

5.3. MEETING FEES. Each Non-Employee Director shall be paid a meeting fee for each meeting of the Board or committee thereof he or she attends. The amount of the meeting fees shall be established from time to time by the Board. Until changed by the Board, the meeting fee for attending a meeting of the Board or any committee thereof shall be $1,000.

5.4. TRAVEL EXPENSE REIMBURSEMENT. All Non-Employee Directors shall be reimbursed for reasonable travel expenses (including spouse’s expenses to attend events to which spouses are invited) in connection with attendance at meetings of the Board and its committees, or other Company functions at which the Chief Executive Officer requests the Non-Employee Director to participate. If the travel expense is related to the reimbursement of commercial airfare, such reimbursement will not exceed full-coach rates. If the travel expense is related to reimbursement of non-commercial air travel, such reimbursement shall not exceed the rate for comparable travel by means of commercial airlines.

5.5. INSURANCE. The Company shall maintain director’s and officer’s liability insurance with reputable carriers of at least $15 million.

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ARTICLE 6

EQUITY COMPENSATION

6.1. ANNUAL GRANT OF RESTRICTED STOCK UNITS. On the day following the 2004 annual meeting of the Company’s stockholders, and on the day following each subsequent annual meeting of the Company’s stockholders, each Eligible Participant in service on that date will receive an award of 3,500 Restricted Stock Units. Such Restricted Stock Units shall be subject to the terms and restrictions described below in this Article 6, and are subject to share availability under the LTIP.

6.2. VESTING. Restricted Stock Units granted to an Eligible Participant under the Plan shall be credited to a bookkeeping account on behalf of the participant and shall vest and become non-forfeitable six months from the date of grant or, if earlier, upon the termination of the grantee’s service as a director of the Company due to his or her death, Disability or Retirement (in any such case, the “Vesting Date”). If the grantee’s service as a director of the Company (whether or not in a Non-Employee Director capacity) terminates prior to the six-month anniversary of the date of grant other than by reason of his or her death, Disability or Retirement, then the grantee shall forfeit all of his or her right, title and interest in and to any unvested Restricted Stock Units as of the date of such termination from the Board and such Restricted Stock Units shall be reconveyed to the Company without further consideration or any act or action by the grantee.

6.3. CONVERSION TO COMMON STOCK. Unless deferred pursuant to Article 7, Restricted Stock Units shall be converted to actual shares of Common Stock on the Vesting Date. In that case, stock certificates evidencing the conversion of Restricted Stock Units into shares of Common Stock shall be registered on the books of the Company in the Non-Employee Director’s name as of the Vesting Date and delivered to the Non-Employee Director as soon as practical thereafter. Such conversion to Common Stock may be deferred pursuant to Article 7.

6.4. RESTRICTIONS ON TRANSFER. Restricted Stock Units may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company, or be subjected to any lien, obligation or liability of the grantee to any other party other than the Company.

6.5. RIGHTS AS STOCKHOLDER. A Non-Employee Director shall not have voting, dividend or any other rights as a stockholder of the Company with respect to the Restricted Stock Units. Upon conversion of the Restricted Stock Units into shares of Common Stock, the Non-Employee Director will obtain full voting, dividend and other rights as a stockholder of the Company.

6.6. AWARD CERTIFICATES. All awards of Restricted Stock Units shall be evidenced by a written Award Agreement between the Company and the Non-Employee

6

Director, which shall include such provisions, not inconsistent with the Plan or the LTIP, as may be specified by the Board.

ARTICLE 7

DEFERRAL OF COMPENSATION

7.1. ELECTION TO DEFER ANNUAL RETAINER.

(a) Timing and Manner of Deferral Election. A Non-Employee Director may elect to defer (i) 0% or 100% of his or her Base Annual Retainer, (ii) 0% or 100% of his or her Supplemental Annual Retainer for committee service, and (iii) 0%, 50% or 100% of his or her Supplemental Annual Retainer for service as Lead Director, by conversion to Deferred Stock Units in accordance with this Article 7. A Non-Employee Director who wishes to receive Annual Retainer for a Plan Year in the form of Deferred Stock Units must irrevocably elect to do so by delivering a valid Election Form to the Board or the plan administrator prior to the beginning of such Plan Year. A Non-Employee Director’s participation in this Section 7.1 of the Plan will be effective as of the first day of the Plan Year beginning after the Board or the plan administrator receives the Non-Employee Director’s Election Form. For example, in order to defer the Annual Retainer payable for the Plan Year ending May 31, 2005, the Election Form must be received on or before May 31, 2004. The deferral Election Form signed by the Non-Employee Director prior to the Plan Year will be irrevocable for the coming Plan Year. However, prior to the commencement of the following Plan Year, a Non-Employee Director may change his or her election for future Plan Years by executing and delivering a new Election Form indicating a different choice. If a Non-Employee Director fails to deliver a new Election Form prior to the commencement of the new Plan Year, his or her Election Form in effect during the previous Plan Year shall continue in effect during the new Plan Year.

(b) Crediting and Settlement of Deferred Stock Units. The number of Deferred Stock Units into which deferred Annual Retainer shall be converted shall be determined by dividing the dollar amount of the Annual Retainer elected to be deferred by the Fair Market Value per share of the Common Stock on June 1 of the applicable Plan Year. Such Deferred Stock Units shall be credited to a bookkeeping account maintained by the Company on behalf of the Non-Employee Director and shall be settled in (converted to) shares of Common Stock on the earlier of (i) a date designated by the Non-Employee Director in his or her Election Form, which shall be at least two (2) years after the election date, or (ii) thirty (30) days after the Non-Employee Director’s termination of service as a director of the Company (in any capacity). No shares of Common Stock will be issued until the settlement date, at which time the Company agrees to issue shares of Common Stock to the Non-Employee Director (at the conversion rate of one share of Common Stock for each Deferred Stock Unit).

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7.2. ELECTION TO DEFER SETTLEMENT OF RESTRICTED STOCK UNITS.

(a) Timing and Manner of Deferral Election. Unless a Non-Employee Director makes an election under this Section 7.2, he or she will receive shares of Common Stock (and be taxed on the Fair Market Value of such shares) with respect to his or her Restricted Stock Units granted pursuant to Article 6 of the Plan on the date that such Restricted Stock Units vest (e.g., six months after the date of grant). In order to defer such taxable event, a Non-Employee Director may elect to defer the receipt of shares of Common Stock from the vesting date to a later date, by conversion to Deferred Stock Units in accordance with this Article 7. A Non-Employee Director who wishes to so defer settlement of Restricted Stock Units for a Plan Year must irrevocably elect to do so by delivering a valid Election Form to the Board or the plan administrator prior to the beginning of the Plan Year in which such Restricted Stock Units are to be granted. A Non-Employee Director’s participation in this Section 7.2 of the Plan will be effective as of the first day of the Plan Year beginning after the Board or the plan administrator receives the Non-Employee Director’s Election Form. For example, in order to defer the settlement of Restricted Stock Units that would be granted in October 2004, the Election Form must be received on or before May 31, 2004. The deferral Election Form signed by the Non-Employee Director prior to the Plan Year will be irrevocable for the coming Plan Year. However, prior to the commencement of the following Plan Year, a Non-Employee Director may change his or her election for future Plan Years by executing and delivering a new Election Form indicating a different choice. If a Non-Employee Director fails to deliver a new Election Form prior to the commencement of the new Plan Year, his or her Election Form in effect during the previous Plan Year shall continue in effect during the new Plan Year.

(b) Crediting and Settlement of Deferred Stock Units. For each Restricted Stock Unit with respect to which a deferral Election Form has been filed, the Non-Employee Director shall be credited with one Deferred Stock Unit, which will be subject to the same vesting requirements and risks of forfeiture that relate to the Restricted Stock Unit. Such Deferred Stock Units shall be credited to a bookkeeping account maintained by the Company on behalf of the Non-Employee Director and shall, to the extent then vested, be settled in (converted to) shares of Common Stock on the earlier of (i) a date designated by the Non-Employee Director in his or her Election Form, which shall be at least two (2) years after the election date, or (ii) thirty (30) days after the Non-Employee Director’s termination of service as a director of the Company (in any capacity). No shares of Common Stock will be issued until the settlement date.

7.3. RESTRICTIONS ON TRANSFER. Deferred Stock Units granted pursuant to this Article 7 (whether from the deferral of Annual Retainer or Restricted Stock Unit awards) may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered to or in favor of any party other than the Company, or be subjected to any lien, obligation or liability of the grantee to any other party other than the Company.

7.4. RIGHTS AS STOCKHOLDER. A Non-Employee Director shall not have voting, dividend or any other rights as a stockholder of the Company with respect to the Deferred Stock Units. Upon conversion of the Deferred Stock Units into shares of Common Stock, the Non-Employee Director will obtain full voting, dividend and other rights as a stockholder of the Company.

7.5. AWARD CERTIFICATES. All awards of Deferred Stock Units shall be evidenced by a written Award Agreement between the Company and the Non-Employee Director, which shall include such provisions, not inconsistent with the Plan or the LTIP, as may be specified by the Board.

ARTICLE 8

STOCK OWNERSHIP AND RETENTION

8.1. STOCK OWNERSHIP GUIDELINES. In order to more closely align the interests of Non-Employee Directors with those of the Company’s stockholders, each Non-Employee Director is encouraged to acquire at least 5,000 shares of Common Stock within two years of joining the Board and to retain that minimum throughout his or her service on the Board. Such shares may be acquired by the director in the open market and/or by retaining Common Stock received as compensation for Board service (including, without limitation, shares acquired upon exercise of stock options, granted as shares of restricted stock, or delivered upon conversion of restricted or deferred stock units).

8.2. STOCK RETENTION RATIO. Until the minimum holding of 5,000 has been achieved by a Non-Employee Director, he or she is required to retain at least 50% of any shares of Common Stock received as compensation for Board service (including, without limitation, any shares acquired upon exercise of stock options, granted as shares of restricted stock, or delivered upon conversion of restricted or deferred stock units), net of any such shares sold on the market or surrendered to the Company to pay the exercise price of any award and any tax obligation arising from the exercise, vesting or settlement of any equity award.

ARTICLE 9

AMENDMENT, MODIFICATION AND TERMINATION

9.1. AMENDMENT, MODIFICATION AND TERMINATION. The Board may terminate or suspend the Plan at any time, without stockholder approval. The Board may amend the Plan at any time and for any reason without stockholder approval; provided, however, that the Board may condition any amendment on the approval of stockholders of the Company if such approval is necessary or deemed advisable with respect to tax, securities or other applicable laws, policies or regulations. Except as provided in Section 10.1, no termination, modification or amendment of the Plan may, without the consent of a Non-Employee Director, adversely affect a Non-Employee Director’s rights under an award granted prior thereto.

ARTICLE 10

GENERAL PROVISIONS

10.1. ADJUSTMENTS. The adjustment provisions of the LTIP shall apply with respect to awards of Restricted Stock Units or Deferred Stock Units outstanding or to be granted pursuant to this Plan.

10.2. DURATION OF THE PLAN. The Plan shall remain in effect until May 31, 2013, unless terminated earlier by the Board.

10.3. EXPENSES OF THE PLAN. The expenses of administering the Plan shall be borne by the Company.

10.4. STATUS OF THE PLAN. The provisions of Articles 6 and 7 of the Plan are intended to be a nonqualified, unfunded plan of deferred compensation under the Internal Revenue Code of 1986, as amended. Plan benefits shall be paid from the general assets of the Company or as otherwise directed by the Company. A participant shall have the status of a general unsecured creditor of the Company with respect to his or her right to receive Common Stock or other payment upon settlement of the Restricted Stock Units or Deferred Stock Units granted under the Plan. No right or interest in the Restricted Stock Rights or Deferred Stock Units shall be subject to the claims of creditors of the Non-Employee Director or to liability for the debts, contracts or engagements of the Non-Employee Director, or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Plan shall prevent transfers by will or by the applicable laws of descent and distribution. To the extent that any participant acquires the right to receive payments under the Plan (from whatever source), such right shall be no greater than that of an unsecured general creditor of the Company. Participants and their beneficiaries shall not have any preference or security interest in the assets of the Company other than as a general unsecured creditor.

10.5. EFFECTIVE DATE. The Plan was originally adopted by the Board on May 13, 2004, and became effective on that date (the “Effective Date”).

NDCHEALTH CORPORATION

By:	/s/ Randolph L.M. Hutto
General Counsel and Secretary

Election to Receive Deferred Stock Units

pursuant to the

NDCHealth Corporation 2004 Non-Employee Directors Compensation Plan

The following constitutes the irrevocable election of the undersigned under the NDCHealth Corporation 2004 Non-Employee Directors Compensation Plan (the “Plan”) with respect to (i) the undersigned’s Base Annual Retainer and/or Supplemental Annual Retainer as a non-employee director of NDCHealth Corporation (the “Company”) and/or (ii) Restricted Stock Units to be earned by the undersigned during the Plan Year ending May 31, 2005. Capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the Plan.

Deferred Right to Receive Common Stock.

1. I hereby irrevocably elect to defer: [Check one]

             none (0%)                          100%

of my Base Annual Retainer (i.e., excluding meeting fees) to be earned in the Plan Year ending May 31, 2005, by conversion to Deferred Stock Units – i.e., the right to receive Common Stock on the date indicated below.

2. I hereby irrevocably elect to defer: [Check one]

             none (0%)                          100%

of my Supplemental Annual Retainer (for service on Board committees, and excluding meeting fees) to be earned in the Plan Year ending May 31, 2005, by conversion to Deferred Stock Units – i.e., the right to receive Common Stock on the date indicated below.

3. [Check if applicable]                  I hereby irrevocably elect to defer settlement of 100% of my Restricted Stock Units to be earned during the Plan Year ending May 31, 2005, by conversion to Deferred Stock Units – i.e., the right to receive Common Stock on the date indicated below.

Designated Payment Date.

In the case of each election to defer as indicated above, I elect to receive shares of Common Stock on the earlier of:

(i)                     , 20     (must be at least two years after May 31, 2004), or

(ii) thirty (30) days after my termination as a director of NDCHealth Corporation (in any capacity)

If no date is filled in above, I acknowledge that the shares will be delivered to me on or about thirty (30) days after my termination as a director of NDCHealth Corporation (in any capacity).

Executed this              day of May 2004.

(Name)

Lead Director

Election to Receive Deferred Stock Units

pursuant to the

NDCHealth Corporation 2004 Non-Employee Directors Compensation Plan

The following constitutes the irrevocable election of the undersigned under the NDCHealth Corporation 2004 Non-Employee Directors Compensation Plan (the “Plan”) with respect to (i) the undersigned’s Base Annual Retainer and/or Supplemental Annual Retainer as a non-employee director of NDCHealth Corporation (the “Company”) and/or (ii) Restricted Stock Units to be earned by the undersigned during the Plan Year ending May 31, 2005. Capitalized terms used herein and not otherwise defined have the meanings assigned such terms in the Plan.

Deferred Right to Receive Common Stock.

1. I hereby irrevocably elect to defer: [Check one]

             none (0%)                          100%

of my Base Annual Retainer (i.e., excluding meeting fees) to be earned in the Plan Year ending May 31, 2005, by conversion to Deferred Stock Units – i.e., the right to receive Common Stock on the date indicated below.

2. I hereby irrevocably elect to defer: [Check one]

             none (0%)                           100%

of my Supplemental Annual Retainer for service on Board committees (excluding meeting fees) to be earned in the Plan Year ending May 31, 2005, by conversion to Deferred Stock Units – i.e., the right to receive Common Stock on the date indicated below.

3. I hereby irrevocably elect to defer: [Check one]

             none (0%)                          50%                          100%

of my Supplemental Annual Retainer for service as Lead Director (excluding meeting fees) to be earned in the Plan Year ending May 31, 2005, by conversion to Deferred Stock Units – i.e., the right to receive Common Stock on the date indicated below.

If I checked 0% above, I acknowledge that that 50% of such Supplemental Annual Retainer will be paid to me in the form of cash and 50% in the form of unrestricted shares of Common Stock on the payment date.

If I checked 50% above, I acknowledge that that the other 50% of such Supplemental Annual Retainer will be paid to me in the form of unrestricted shares of Common Stock on the payment date.

4. [Check if applicable]                  I hereby irrevocably elect to defer settlement of 100% of my Restricted Stock Units to be earned during the Plan Year ending May 31, 2005, by conversion to Deferred Stock Units – i.e., the right to receive Common Stock on the date indicated below.

Designated Payment Date.

In the case of each election to defer as indicated above, I elect to receive shares of Common Stock on the earlier of:

(i)                     , 20     (must be at least two years after May 31, 2004), or

(ii) thirty (30) days after my termination as a director of NDCHealth Corporation (in any capacity)

If no date is filled in above, I acknowledge that the shares will be delivered to me on or about thirty (30) days after my termination as a director of NDCHealth Corporation (in any capacity).

Executed this              day of May 2004.

(Name)